SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
  Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

  [ ]  Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [X]  Definitive Proxy Statement

  [ ]  Definitive Additional Materials

  [ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         ARDEN REALTY, INC.
     (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):

  [X]  No fee required.

  [ ] Fee computed on table below per Exchange act Rules 14a-6(i)(1) and 0-11.

       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4)  Proposed Maximum aggregate value of transaction:

       5)  Total fee paid:

  [ ]  Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchance Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.

        3)  Filing Party:

        4)  Date Filed:


[Co. logo here]

ARDEN REALTY, INC.
9100 Wilshire Boulevard
Suite 700, East Tower
Beverly Hills, CA  90212

April 30, 1997

Dear Shareholder:

	You are cordially invited to attend the 1997 annual meeting of shareholders of Arden Realty, Inc. to be held on July 8, 1997, at 9:30 a.m. in the Opus 3 Ballroom at The Hotel Sofitel, 8555 Beverly
Boulevard, Los Angeles, California 90048.

	Information about the meeting and the various matters on which the shareholders will act is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

	It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

						Sincerely,


						/s/ Richard S. Ziman
						Richard S. Ziman
						Chairman and
						Chief Executive Officer




ARDEN REALTY, INC.
_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held July 8, 1997
____________________________________



To the shareholders of Arden Realty, Inc.:

	NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Arden Realty, Inc., a Maryland corporation (the "Company"), will be held in the Opus 3 Ballroom at the Hotel Sofitel, 8555 Beverly Boulevard, Los Angeles, California 90048 on July 8, 1997, at 9:30 a.m., local time, for the following purposes:

1.	To elect three directors to serve until the annual meeting of shareholders in the year 2000 and until their successors are duly elected and qualify.

2.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

	The Board of Directors has fixed the close of business on May 29, 1997 as the record date (the "Record Date") for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

	SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON.

	YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

						By Order of the Board of Directors,


						/s/ Diana M. Laing
						Diana M. Laing
						Chief Financial Officer
						and Secretary

April 30, 1997
Beverly Hills, California


[Co. logo here]

ARDEN REALTY, INC.
9100 Wilshire Boulevard
Suite 700, East Tower
Beverly Hills, CA  90212

_________________________


PROXY STATEMENT

Annual Meeting of Shareholders
July 8 , 1997

___________________________

INTRODUCTION

	This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Arden Realty, Inc., a Maryland corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding common shares of stock, $.01 par value per share (the "Common Shares"), to be exercised at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on July 8, 1997 in the Opus 3 Ballroom at The Hotel Sofitel, 8555 Beverly Boulevard, Los Angeles, California 90048 at 9:30 a.m. local time, and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Annual Meeting.

	This Proxy Statement and enclosed form of proxy are first being mailed to the shareholders of the Company on or about April 30, 1997.

	At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following proposals (the
"Proposals"):

	1.	The election of three directors to serve until the  annual
meeting of shareholders to be held in the year 2000 and until their successors are duly elected and qualify, and

	2.	Such other business as may properly come before the Annual
Meeting.

	Only the holders of record of the Common Shares at the close of business on May 29, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters. As of the Record Date, 21,692,833 Common Shares were outstanding.

	A majority of the Common Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

	In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote on the Proposal regarding the election of the director nominees.

	The Common Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, for each of the nominees for director. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their discretion. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy.

	NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

___________________________________________

The date of this proxy statement is April 30, 1997.


PROPOSAL I: ELECTION OF DIRECTORS

	Pursuant to the Company's charter (the "Charter"), the Company has seven directors, who are divided into three classes, as nearly equal in number as possible. Arthur Gilbert, a director who had been elected to a term expiring in 1998, resigned as a director on April 16, 1997. Accordingly, the Board of Directors is considering potential replacements for Mr. Gilbert as a director but will not submit a nominee to replace him at the Annual Meeting. Currently, the Board of Directors (The "Board") consists of six members. The directors currently are divided into three classes, consisting of three members whose terms will expire at this Annual Meeting, one member whose term will expire at the 1998 annual meeting of shareholders and two members whose terms will expire at the 1999 annual meeting of shareholders.

	Pursuant to the Charter, at each annual meeting the successors to the class of directors whose terms expire at such meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, all of the nominees for election will be elected to hold office for a term of three years until the annual meeting of shareholders to be held in the year 2000, and until their respective successors are duly elected and qualified.

	Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of each of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected.

	The information below relating to the nominees for election as directors and for each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals.

	The Board recommends a vote "FOR" the election of each of Carl D. Covitz, Larry S. Flax, and Kenneth B. Roath to serve until the annual meeting of shareholders to be held in the year 2000 and until their successors are duly elected and qualify.

Nominees for Director

	Carl D. Covitz. Mr. Covitz, 58, has been a member of the Board of Directors of the Company since its inception as a public company in October 1996. For 18 of the past 23 years, Mr. Covitz has served as the owner and President of Landmark Capital, Inc., a national real estate development and investment company involved in the construction, financing, ownership and management of commercial, residential, and warehouse properties. Mr. Covitz has also previously served, from 1990 to 1993, as Secretary of the Business, Transportation & Housing agency of the State of California as well as Under Secretary and Chief Operating Officer of the U. S. Department of Housing and Urban Development from 1987 to 1989. Mr. Covitz is currently the Chairman of the Board of Directors of Century Housing Corporation and is the past Chairman of the Board of several organizations including the Federal Home Loan Bank of San Francisco and the Los Angeles City Housing Authority. Mr. Covitz received his Bachelor's Degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Columbia University Graduate School of Business.

	Larry S. Flax. Mr. Flax, 54, has been a member of the Board of Directors of the Company since December 1996. Mr. Flax is Co-Founder and Co-Chairman of the Board for California Pizza Kitchen. Prior to becoming a resaurateur in 1985, Mr. Flax served in Los Angeles as Assistant U.S. Attorney from 1968 to 1972, Chief of Civil Rights from 1970 to 1971 and Assistant Chief of the Criminal Division for the United States Department of Justice from 1971 to 1972. Mr. Flax attended the University of Washington as an undergraduate, then received his Juris Doctor from the University of Southern California Law School in 1967.

	Kenneth B. Roath. Mr. Roath, 60, has been a member of the Board of Directors of the Company since its inception as a public company in October 1996. Mr. Roath is currently Chairman, President and Chief Executive Officer of Health Care Property Investors, Inc., a leader in the health care REIT industry. Prior to joining Health Care Property Investors, Inc. at its inception in 1985, Mr. Roath was employed for 17 years by Pacific Holding Corporation of Los Angeles, the last four of which he served as President and Chief Operating Officer. Mr.
Roath is a past Chairman of the National Association of Real Estate Investment Trusts ("NAREIT") and also serves as a member of the Board of Governors and Executive Committee of NAREIT. He is a director of Franchise Finance Corporation of America. Mr. Roath received his Bachelor's Degree in accounting from San Diego State University.

Other Directors whose Terms of Office Continue after the Annual
Meeting

	Information concerning the other directors whose terms do not expire at the Annual Meeting is set forth below.

	Richard S. Ziman. Mr. Ziman, 53, is a founder of the Company and has served as the Chairman and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company since its inception. He has been involved in the real estate industry for over 25 years. In 1990, Mr. Ziman formed Arden Realty Group, Inc., the predecessor of the Company, and served as its Chairman of the Board and Chief Executive Officer from its inception until the formation of the Company. In 1979 he co-founded Pacific Financial Group, a diversified real estate investment and development firm headquartered in Beverly Hills, of which he was the Managing General Partner. Mr. Ziman received his Bachelor's Degree and his Juris Doctor Degree from the University of Southern California and practiced law as a partner of the law firm Loeb & Loeb from 1971 to 1980, specializing in transactional and financing aspects of real estate.

	Victor J. Coleman. Mr. Coleman, 36, is a founder of the Company and has served as the President and Chief Operating Officer of the Company and as a member of the Board of Directors of the Company since its inception. He was the President, Chief Operating Officer and co-founder of Arden Realty Group, Inc. from 1990 to 1996. From 1987 to 1989, Mr. Coleman was Vice President of Los Angeles Realty Services, Inc., and earlier in his career from 1985 to 1987 was Director of Marketing/Investment Advisor of Development Systems International and an associate at Drexel Burnham Lambert specializing in private placements with institutional and individual investors. Mr. Coleman received his Bachelor's Degree from the University of California at Berkeley and received his Master of Business Administration from Golden Gate University.

	Steven C. Good. Mr. Good, 54, has been a member of the Board of Directors of the Company since its inception as a public company in October 1996. Mr. Good is the senior partner in the firm of Good
Swartz & Berns, an accountancy corporation founded in 1993 which evolved from the firm of Block, Good and Gagerman, which he founded in 1976. Prior to 1976, Mr. Good was a partner first at Laventhol & Horwath, a national accounting firm, and later at Horowitz & Good.
Mr. Good is a founder and past Chairman of CU Bancorp, where he directed the bank's operations from 1982 through 1989. For the past seven years he has been a member of the Board of Directors of Opto Sensors, Incorporated. Mr. Good received his Bachelor of Science in Business Administration from the University of California at Los
Angeles and attended UCLA's Graduate School.

Board of Directors Meetings and Attendance

	During the period from the Company's inception as a public company on October 9, 1996 to December 31, 1996, the Board held one regular quarterly meeting and three special telephonic meetings. All
Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board while they were on the Board and (ii) the total number of meetings of the committees of the Board on which such directors served.

Board Committees

	The Board of Directors of the Company has an Audit Committee, and Executive Committee, an Executive Compensation Committee, and an
Acquisition Committee.

	Audit Committee. The Audit Committee consists of Mr. Good, its Chairman, and Messrs. Covitz and Flax. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee did not meet during 1996.

	Executive Committee. The Executive Committee consists of Mr. Ziman, its Chairman, and Mr. Coleman. Subject to the Company's conflict of interest policies, the Executive Committee has authority to dispose of real property and the power to authorize on behalf of the full Board of Directors, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Partnership Agreement of Arden Realty Limited Partnership (the "Operating Partnership"), to cause the Operating Partnership to take such actions). The Executive Committee did not meet during 1996.

	Compensation Committee. The Compensation Committee consists of Mr. Roath, its Chairman, and Messrs. Covitz and Good. The function of the Compensation Committee is to (i) establish, review, modify, and adopt compensation plans and arrangements for the Company, (ii) review, determine and establish the compensation (including bonuses) of the officers of the Company, and (iii) grant bonuses and other compensation to such officers of the Company.

	Acquisitions Committee. The Acquisitions Committee consists of Mr. Ziman, its Chairman, and Messrs. Coleman, and Covitz. The
Acquisition Committee has the authority to approve the acquisition of real property with purchase prices up to $20,000,000. Any acquisitions greater in amount require full Board approval. The
Acquisitions Committee met one time during 1996 with all members in attendance.


Compensation of Directors

	Each of the Company's non-employee directors receive annual compensation of $18,000 for his services. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended. Each non-employee director attending any committee meetings receives an additional $1,000 for each committee meeting attended, unless the committee meeting is held on the day of a meeting of the Board of Directors. Each non-employee director is also reimbursed for reasonable expenses incurred to attend director and committee meetings. Officers of the Company who are directors are not paid any directors' fees. In addition, under the Company's stock incentive plan, upon his initial appointment to the Board of Directors, each non-employee director is automatically granted options to purchase
10,000 Common Shares at the then current market price. These options vest during the directors' continued services at a rate of 2,500
Common Shares per year. Messrs. Covitz, Good, and Roath held options to purchase 10,000 Common Shares at an exercise price of $20.00 per share, of which none are currently exercisable. As of April 30, 1997, Mr. Flax held options to purchase 10,000 Common Shares at an exercise price of $27.50, of which none are currently exercisable.

	The Board recommends a vote "FOR" the election of each of Carl D. Covitz, Larry S. Flax, and Kenneth B. Roath to serve until the annual meeting of shareholders to be held in the year 2000 and until their successors are duly elected and qualify.



EXECUTIVE OFFICERS

	The following is a biographical summary of the experience of the executive officers of the Company. Michele Byer, who during the period ended December 31, 1996 served as Chief Accounting Officer of the Company, resigned as of February 14, 1997.

	Richard S. Ziman. Chairman of the Board and Chief Executive Officers. Biographical information regarding Mr. Ziman is set forth under "Proposal I: Election of Directors".

	Victor J. Coleman. President and Chief Operating Officer. Biographical information regarding Mr. Coleman is set forth under "Proposal I: Election of Directors".

	Diana M. Laing. Ms. Laing, 42, has served as Chief Financial Officer and Secretary of the Company since August 1996. Prior to joining the Company, Ms. Laing served, from 1985 to 1996, as Executive Vice President and Chief Financial Officer of South West Property Trust, Inc., a publicly traded apartment properties real estate investment trust, and its predecessor Southwest Realty, Ltd. Ms. Laing also served from 1982 to 1985 as Controller, Treasurer and Vice President-Finance of Southwest Realty, Ltd. From 1981 to 1982, Ms. Laing was Controller of Crawford Energy, Inc. and served as a member of the audit staff of Arthur Andersen and Co. from 1978 to 1982. Ms. Laing is a Certified Public Accountant and a member of the American Institute of CPAs and the Texas Society of Public Accountants. She is also a Director of Sterling House Corporation, a publicly traded operator of assisted living centers. Ms. Laing received her Bachelor of Science in Accounting from Oklahoma State University.

	Andrew J. Sobel. Mr. Sobel, 37, has served as Executive Vice President and Director of Leasing of the Company since its formation. From 1992 to 1996 Mr. Sobel served as Director of Leasing for Arden Realty Group, Inc. Mr. Sobel is an attorney admitted to the State Bar of California in 1985 with 11 years of experience in the practice of real estate law. From 1990 to 1992, Mr. Sobel was a sole practitioner. From 1987 to 1990 he was an attorney with the law firm of Pircher, Nichols & Meeks specializing in all aspects of its real estate transactional practice including acquisitions, leases and financings. Mr. Sobel received his Bachelor's Degree from State University of New York at Oswego and his Juris Doctor Degree from the University of California at Berkeley (Boalt Hall).

	Brigitta B. Troy. Ms. Troy, 56, has served as Senior Vice President and Director of Acquisitions of the Company since its formation. Ms. Troy was Director of Acquisitions for Arden Realty Group, Inc., from 1993 to 1996 and Director of Acquisitions for Pacific Financial Group from 1982 to 1989. During the period from 1989 to 1993, she was a principal of Esquire Investment Partners, a real estate advisory company. A graduate of Radcliffe College, Ms. Troy received her Juris Doctor Degree from the University of Southern California Law School and a Master of Business Administration from UCLA Graduate School of Management. Ms. Troy has over 15 years experience in the commercial real estate business.

	Herbert L. Porter. Mr. Porter, 58, has served as Senior Vice President and Director of Construction and Capital Improvements of the Company since its formation. Mr. Porter was Director of Construction and Capital Improvements for Arden Realty Group, Inc. from 1993 to 1996. From 1973 to 1992, Mr. Porter was a partner/owner in his own real estate development and property management company specializing in medium to high-rise commercial office buildings. Mr. Porter's 23 years in commercial office development include planning, financing, acquisition, entitlements and approvals, design, construction, marketing, leasing, tenant improvements and outright sale. Mr. Porter received his Bachelor's Degree from the University of Southern California.

	Daniel S. Bothe.   Mr. Bothe, 31, has served as Vice President-
Finance for the Company since December 1996. From 1993 to 1996, Mr. Bothe was a management consultant with the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young, LLP From 1988 to 1991, Mr. Bothe served as a member of the audit staff of KPMG Peat Marwick specializing in real estate. Mr. Bothe is a Certified Public Accountant in the state of California and a member of the American Institute of CPAs. Mr. Bothe received his Bachelor of Science in Accounting from San Diego State University and his Master of Business Administration from the University of Southern California.

	Robert Peddicord. Mr. Peddicord, 35, has served as Vice President-Leasing for the Company since December 1996. From 1987 to 1996, Mr. Peddicord was a Managing Director with Julien J. Studley in the West Los Angeles office, representing landlords and tenants in the leasing of office space. From 1984 to 1986, Mr. Peddicord served as a branch Vice President for Great Western Financial Corporation. Mr. Peddicord received his Bachelor Degree in Economics from the University of California at Los Angeles.



EXECUTIVE COMPENSATION

	Prior to the inception of the Company as a public company on October 9, 1996, the Company did not pay any compensation to its officers.  Accordingly, the following table, for informational purposes only, sets forth the estimated annual base salary rates and the actual other compensation paid to the
Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers, and the former Chief Accounting Officer (the
"Named Executive Officers").

Summary Compensation Table

                                                                  					                        Long-Term
                                                           		Annual Compensation	              Compensation
Name	               Title	                         1997 Base      1996       Other Annual      Options Granted  Stock
                                                   Salary Rate($)	Bonus ($)  Compensation($)   in 1996 (#)      Bonus(#)

Richard S. Ziman	   Chairman of the Board and
                      Chief Executive Officer	       $300,000	      --	        --	              400,000	         --

Victor J. Coleman	  President, Chief Operating
                       Officer and Director	          250,000	      --	        --	              250,000	         --

Diana M. Laing	     Chief Financial Officer and
                       Secretary	                     195,000	      --      	  --                50,000	         --

Andrew J. Sobel	    Executive Vice President and
                      Director of Leasing	            150,000	     7,700	      --	               40,000         	3,750(1)

Herbert L. Porter	  Senior Vice President and
                      Director of Construction
                      and Capital Improvements	       130,000 	    5,100    	  --	               30,000	         1,250 (1)

Michele Byer	       Chief Accounting Officer (2)	     125,000	    $3,900	      --	               40,000	         --

(1)	Represents the number of shares for a one-time Common Stock Bonus in 1996.
(2)	Ms. Byer resigned as Chief Accounting Officer on February 14, 1997.
    Effective February 14, 1997,  the Compensation Committee of the Company's
    Board of Directors approved the acceleration of the vesting of options to purchase 13,333 Common Shares.  The remaining option to purchase 26,667
    Common Shares were automatically terminated.

Option Grants in Last Fiscal Year

	The following table shows certain information relating to options to purchase
Common Shares granted to the Named Executive Officers during 1996.


                                          	Individual Grants (1)	             Potential Realizable
                      	Number of    	 Percent of	                                    		Value at
                      	Common Shares	 Total Options			                          Assumed Annual Rates of
                      	Underlying	    Granted to 	    Exercise		              Share Price Appreciation
                      	Options	       Employees in	   Price Per	   Expiration	   for Option Term (2)
Name	                  Granted (#)	   Fiscal Year	      Share	        Date	       5%	         10%

Richard S. Ziman	       400,000	         43.0%	         $20.00	      10/04/06	   $5,032,000	 $12,748,000

Victor J. Coleman	      250,000	         26.9%	          20.00	      10/04/06	    3,145,000	   7,967,500

Diana M. Laing	          50,000	          5.4%	          20.00	      10/04/06	      629,000	   1,593,500

Michele Byer (3)	        40,000	          4.3%	          20.00	      10/04/06	      503,200	   1,274,800

Herbert L. Porter	       30,000	          3.2%	          20.00	      10/04/06	      377,400	     956,100

Andrew J. Sobel	         40,000	          4.3%	          20.00	      10/04/06	      503,200	   1,274,800

(1)	All options granted in 1996 become exercisable in three equal installments beginning on the first anniversary of the date of grant and have a term of ten years subject to earlier termination in certain events related to termination of employment.  The option exercise price is equal to fair market value of the Common Shares on the date of grant.
(2)	Assumed annual rates of stock price appreciation for illustrative purposes only.  Actual stock prices will vary from time to time based upon market factors and the Company's financial performance.  No assurances can be given that these appreciation rates will be achieved.
(3)	Upon the resignation of Ms. Byer as Chief Accounting Officer on February 14, 1997,  the
    Compensation Committee of the Company's Board of Directors approved the acceleration of the vesting of options to purchase 13,333 Common Shares.  The remaining options to purchase 26,667 Common Shares were automatically terminated.




Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

	The following table sets forth certain information concerning exercised and unexercised options held by the Named Executive Officers at December 31, 1996.



                                               Number of                 Value of Unexercised
                      Shares                   Securities Underlying     In-the-Money
                   	Acquired on	  Value	       Unexercised Options	         Options at
Name	               Exercise (#)	 Realized($)	 At December 31, 1996	      December 31, 1996
                                            			Exercisable	Unexercisable	Exercisable Unexercisable

Richard S. Ziman	      --	            --	          --	        400,000	       --	       $3,050,000

Victor J. Coleman	     --            	--	          --	        250,000	       --	        1,906,250

Diana M. Laing	        --	            --	          --	         50,000	       --	          381,250

Michele Byer (2)	      --	            --	          --	         40,000	       --	          305,000

Herbert L. Porter	     --	            --	          --	         30,000	       --	          228,750

Andrew J. Sobel	       --	            --	          --	         40,000	       --	          305,000

(1)	Based on closing price of $27 5/8 per Common Share on December 31, 1996, as reported by the
New York Stock Exchange.

(2) 	Upon the resignation of Ms. Byer as Chief Accounting Officer on February 14, 1997,  the
Compensation Committee of the Company's Board of Directors approved the acceleration of the vesting of options to purchase 13,333 Common Shares.  The remaining options to purchase
26,667 Common Shares were automatically terminated.



Stock Incentive Plan

	The Company has adopted the 1996 Stock Incentive Plan of Arden Realty, Inc., and Arden Realty Limited Partnership (the "Stock
Incentive Plan") for the purpose of attracting and retaining executive officers, directors and employees.

	The Stock Incentive Plan is qualified under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). The Stock Incentive Plan is administered by the Compensation Committee and provides for the granting of stock options, stock appreciation rights or restricted stock with respect to up to 1,500,000 shares of Common Stock to executive or other key employees of the Company.
Stock options may be granted in the form of "incentive stock options," as defined in Section 422 of the Code, or non-statutory stock options and are exercisable for up to 10 years following the date of grant.
The exercise price of each option is set by the Compensation
Committee; provided, however, that the price per share must be equal to or greater than the fair market value of the Common Stock on the grant date.

	The Stock Incentive Plan also provides for the issuance of stock appreciation rights which will generally entitle a holder to receive cash or stock, as determined by the Compensation Committee, at the time of exercise equal to the difference between the exercise price and the fair market value of the Common Stock. In addition, the Stock Incentive Plan permits the Company to issue shares of restricted stock to executive or other key employees upon such terms and conditions as shall be determined by the Compensation Committee.

401(k) Plan

	Effective January 1, 1997, the Company established the Arden Realty 401(k) Plan and Trust (the "401(k) Plan") to cover eligible employees of the Company and any designated affiliate.

	The 401(k) Plan permits eligible employees of the Company to defer up to 20% of their annual compensation, subject to certain limitations imposed by the Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. Employees are generally eligible to participate in the 401(k) Plan after six months of service. The Company currently makes matching contribution to the 401(k) Plan equal to 50% of each participating employee's contribution. Employees vest 25% in the Company's contributions for each full year of service, vesting 100% after four full years of service.

	The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company are deductible by the Company when made.



Employment Agreements

	Each of Messrs. Ziman and Coleman has entered into an employment agreement with the Company. The employment agreements of Messrs.
Ziman and Coleman have an initial term of three years and are subject to automatic one-year extensions following the expiration of the initial term. For the first year of the term, the employment agreements of Messrs. Ziman and Coleman provide for an initial annual base compensation in the amounts set forth in the Executive
Compensation table with the amount of any initial bonus to be determined by the Compensation Committee. For subsequent years, both the amount of the base compensation and any bonus will be determined by the Compensation Committee.

	In addition, Ms. Laing entered into an employment agreement with the Company effective August 1, 1996 which has an initial term of one year and is subject to automatic one-year extensions following the expiration of the initial term. Ms. Laing's employment agreement provides for an initial annual base compensation in the amount set forth in the Executive Compensation table and entitles her to an initial cash bonus in an amount to be determined by the Compensation Committee but not to exceed 20% of her initial annual base compensation. For any subsequent years in which the employment agreement is extended beyond the initial term, the amount of Ms.
Laing's base compensation and any bonus will be determined by the Compensation Committee.

	The employment agreements of Messrs. Ziman and Coleman and Ms. Laing entitle the executives to participate in the Company's Stock Incentive Plan (each executive has been allocated the number of stock options set forth in the Executive Compensation table) and to receive certain other insurance and pension benefits. In addition, in the event of a termination by the Company without "cause," a termination by the executive for "good reason," or a termination pursuant to a "change in control" of the Company (as such terms are defined in the respective employment agreements), the terminated executive will be entitled to (i) a single severance payment (the "Severance Amount") and (ii) continued receipt of certain benefits including medical insurance, life and disability insurance and participation in all pension, 401(k) and other employee plans and benefits established by the Company for its executive employees for a specified period of time following the date of termination (collectively, the "Severance Benefits"). The Severance Amount of Messrs. Ziman and Coleman is equal to the sum of two times the executive's average annual base compensation and two times the highest annual bonuses received during the preceding thirty-six month period. The Severance Amount of Ms. Laing is equal to the executive's annual base compensation for the preceding 12 month period. Receipt of the Severance Benefits shall continue for two years commencing on the date of termination in the case of Messrs. Ziman and Coleman and for one year commencing on the date of termination in the case of Ms. Laing.

	As part of the employment agreements, each of Messrs. Ziman and Coleman are bound by a non-competition covenant with the Company which prohibits them from engaging in (i) the acquisition, renovation, management or leasing of any office properties in the Los Angeles, Orange and San Diego counties of Southern California and (ii) any active or passive investment in or reasonably relating to the acquisition, renovation, management or leasing of office properties in the Los Angeles, Orange and San Diego counties of Southern California for a period of one year following the date of such executive's termination, unless such termination was without cause.

Compensation Committee Interlocks and Insider Participation

	There are no Compensation Committee interlocks and no employees of the Company participate on the Compensation Committee.

Compensation Committee Report on Executive Compensation

	Payment of cash compensation to the executive officers of the Company began in October, 1996. The base salary paid to the Company's executive officers during 1996 was determined prior to that time by Messrs. Ziman and Coleman, the then-current directors and officers of Arden Realty Group, Inc., the predecessor to the Company. In making these determinations, Messrs. Ziman and Coleman considered job responsibilities and the salaries paid to such executive officers of other REITs similar to the Company, as well as the salaries paid to and past performance of such person in their prior capacities at Arden Realty Group, Inc. or elsewhere.

	For 1997 and future years, the Company's Compensation Committee plans to build on the traditional compensation policies of Arden
Realty Group, Inc., adapted to the Company's competitive environment of similar publicly traded REITs. The Company has adopted the Stock Incentive Plan, which authorizes the Compensation Committee to grant stock options, stock appreciation rights restricted stock and other awards to the executive officers and other employees of the Company (see "Stock Incentive Plan" above). Through these plans and other means, the Compensation Committee intends to maintain strong links between executive officers compensation and corporate and individual performance.

	It is the Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for federal income tax purposes.
Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Company's Chief Executive Officer and the additional four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met.

Compensation Committee

Kenneth B. Roath
Carl D. Covitz
Steven C. Good

Date: April 30, 1997

	The above report of the Compensation Committee will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the same by reference.




Performance Graph

	As a part of the rules concerning executive compensation disclosure, the Company is obligated to provide a chart comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock over a five year period. However, since the Company's Common Stock has been publicly traded only since October 4, 1996, such information is provided from this date through December 31, 1996.

	The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from October 3, 1996, the effective date of the Company's initial public offering, to December 31, 1996. The graph assumes the investment of $100 in the Company and each of the indices on October 3, 1996 and as required by the Securities and Exchange Commission, the reinvestment of all distributions. The NAREIT Index for October was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.

[Performance graph indicating the following information inserted at this point]

                        	10/4/96	  10/31/96	  11/30/96	  12/31/96
Arden Realty, Inc.	      $100.00	  $113.13	   $120.63	   $138.13
NAREIT Index	             100.00	   102.67	    107.35	    118.51
S&P 500 Index          	  100.00	   102.47	    110.25	    108.08


PRINCIPAL AND MANAGEMENT STOCKHOLDERS

	The following table sets forth certain information regarding the beneficial ownership of Common Stock (or Common Stock for which limited partnership interests in the Operating Partnership ("OP
Units") are exchangeable as of April 23, 1997 for (1) each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding Common Stock (or common stock for which OP Units are exchangeable), (2) each director and each Named Executive Officer and (3) the directors and officers of the Company as a group. Except as indicated below, all of such Common Stock is owned directly, and the indicated person has sole voting and investment power.

                                    Number of Shares of   Percentage of Common
Name and Address (1)	               Common Stock	         Stock Outstanding (2)

FMR Corp.
  82 Devonshire Street
  Boston, MA 02109	                  2,609,300(3)	               12.40%

Franklin Resources, Inc.
  777 Mariners Island Blvd.
  San Mateo, CA  94404	              1,016,960	                   5.40%

Richard S. Ziman	                    1,758,306(4)	                7.50%

Victor J. Coleman	                   1,217,766(5)	                5.32%

Diana M. Laing	                          5,000	                    *

Michele Byer	                           55,565	                    *

Andrew J. Sobel	                         3,750	                    *

Herbert L. Porter	                       1,250	                    *

Carl D. Covitz	                           --	                      --

Larry S. Flax	                            --	                      --

Steven C. Good	                           --	                      --

Kenneth B. Roath	                         --	                      --

All directors and officers
  as a group (10 persons)	           3,041,632	                  12.33%

* Less than one percent.



(1)  Unless otherwise indicated, the address for each of the persons listed is 9100 Wilshire Boulevard, East Tower, Suite 700, Beverly
     Hills, CA  90212

(2)  For Messrs. Ziman and Coleman, beneficial ownership of Common
     Stock is currently held 100% in the form of OP Units. For Ms. Byer, beneficial ownership of Common Shares is currently held in the form of 51,032 OP Units and 4,533 Common Shares derived from exercised options. In addition, amounts for individuals assume that all OP
     Units held by the person are exchanged for shares of Common Stock and that none of the OP Units held by other persons are exchanged for shares of Common Stock. Amounts for all directors and officers as a group assume all OP Units are exchanged for shares of Common
     Stock.

(3) The person has sole voting power with respect to 145,800 of such shares and sole dispositive power of all 2,609,300 of such shares.

(4)  Includes (a) 775,196 shares held by an entity in which Messrs.
     Ziman and Coleman have shared voting and investment power, of which shares Mr. Ziman disclaims beneficial ownership in the 40% of such shares in which he has no pecuniary interest, (b) 353,212 shares owned by entities directly and indirectly owned 100% by Mrs. Ziman, and (c) 136,674 shares owned by a family partnership of Mr. Ziman, in which Mr. Ziman has shared voting and investment power and of which Mr. Ziman is a 20% general partner and disclaims beneficial ownership of the remaining 80% in which he has no pecuniary interests.

(5)  Includes (a) 775,196 shares held by entities in which Messrs.
     Ziman and Coleman have shared voting and investment power, of which shares Mr. Coleman disclaims beneficial ownership of the 60% of such shares in which he has no pecuniary interest, (b) 99,458 shares owned by an entity owned 100% by Mr. Coleman, (c) 1,600 shares owned of record by the Jessica Lauren Encell Trust of which Mr. Coleman is the trustee with sole voting and disposition power, and (d) 1,600 shares owned of record by the Tara Elle Coleman Trust of which Mr.
     Coleman is the trustee with sole voting and disposition power.



CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	On October 9, 1996 the Company and Arden Realty Limited Partnership (the "Operating Partnership"), in which the Company has an 88.2% general partnership interest, together with the partners and members of Arden Realty Group, Inc. and a group of affiliated entities (the "Arden Predecessors"), engaged in certain formation transactions (the "Formation Transactions") which, among other things, resulted in the acquisition by the Company and the Operating Partnership of 24 properties. Pursuant to the Formation Transactions certain participants contributed: (1) interests in certain properties, (2) the contract rights to purchase two properties, and (3) other related assets including management contracts relating to certain properties. In exchange for those contributions Messrs. Ziman and Coleman and Ms. Byer, directly and through the Arden Predecessors received approximately, 1,427,851 OP Units, 757,448 OP Units, and 51,032 OP Units, respectively. Based on the initial public offering price of $20.00 per Common Share and the fact that each OP Unit economically corresponds to one Common Share, Messrs. Ziman and Coleman and Ms. Byer received OP Units with an aggregate value of approximately $28,557,020, $15,148,960, and $1,020,640, respectively.

	The Company's percentage interest in the Operating Partnership was arrived at by determining the percentage of the estimated adjusted consolidated cash flows of the Company that would need to be allocated to the public purchasers of Common Shares in the initial public offering to raise the required capital and to be able to pay cash distributions resulting in an annual yield of 8.00%, based upon the initial public offering price per Common Share of $20.00. The remaining interest in the Operating Partnership was allocated to the participants receiving OP Units in the Formation Transactions.

	The Company did not obtain appraisals with respect to the market value of any of the properties or other assets that the Company owned immediately after consummation of the initial public offering and the Formation Transactions or an opinion as to the fairness of the allocation of Common Shares to the purchasers in the initial public offering. The initial public offering price was not determined based upon a property-by-property valuation based on historical cost or current market value because management believes it is appropriate to value the Company as an ongoing business rather than with a view to values that could be obtained from a liquidation of the Company or of individual properties owned by the Company.

COMPLIANCE WITH FEDERAL SECURITIES LAWS

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file with the Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities of the Company. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

	To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, during the year ended December
31, 1996, all Insiders complied with all Section 16(a) filing requirements applicable to them; however, compliance with such requirements by the following Insiders was late with respect to the filing by each of his or her Form 3 by the number of days indicated parenthetically: Richard S. Ziman (8 days); Victor J. Coleman (8 days); Diana M. Laing (12 days); Steven C. Good (1 day); Carl D.
Covitz (1 day); Kenneth B. Roath (1 day); Herbert L. Porter (8 days); Brigitta B. Troy (12 days); and Andrew J. Sobel (13 days).



SHAREHOLDER PROPOSALS

	Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Secretary of the Company at its principal executive offices by December 31, 1997 to be considered for possible inclusion in the Company's proxy statement and form of proxy used in connection with such annual meeting.

AUDITORS

	Subject to its discretion to appoint alternative auditors if it deems such action appropriate, the Board of Directors has retained Ernst & Young, LLP as the Company's auditors for the current fiscal year. The Board of Directors has been advised that Ernst & Young, LLP is independent with regard to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire and to respond to appropriate questions from stockholders.

PROXY SOLICITATION EXPENSE

	The cost of soliciting proxies will be borne by the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.



April 30, 1997




By Order of the Board of Directors



/s/ Diana M.Laing
Diana M. Laing
Chief Financial Officer
   and Secretary